Exhibit 99.2

January 5, 2018

CONFIDENTIAL

VIA EMAIL TO pspatel@hcpci.com

Paresh Patel

Chairman of the Board

HCI Group, Inc.

5300 W. Cypress Street, Suite 100

Tampa, FL 33607

Dear Mr. Patel:

The Board of Directors of Federated National Holding Company (the “Company”) has carefully considered the proposal in your December 21, 2017 letter and has determined that your proposal is not in the best interests of the Company’s shareholders. Therefore, the Board declines to discuss it further.

Sincerely,

/s/ Bruce F. Simberg
Bruce F. Simberg
Chairman of the Board

/s/ Michael H. Braun
Michael H. Braun
Chief Executive Officer, President and Director

Federated National Holding Company

14050 N.W. 14 Street, Suite 180 | Sunrise, Florida 33323 | Phone: (800) 293-2532 | Fax: (954) 316-9201

FedNat.com